UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2006

LanVision Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 794-7100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement
     On June 6, 2006, the Registrant entered into an Indemnification Agreement with J. Brian Patsy, the Registrant’s Chief Executive Officer and a Director. Identical Indemnification Agreements were entered into with each of the Registrant’s other Directors and Executive Officers. The agreements provide that the Registrant will indemnify the covered Director or Executive Officer to the full extent as permitted by Delaware law. A copy of Mr. Patsy’s Indemnification Agreement is attached as an exhibit to this Form 8-K and should be reviewed for the complete set of terms and conditions relating thereto.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Indemnification agreement between LanVision Systems, Inc. and J. Brian Patsy dated June 6, 2006 (1)
(1)	Identical agreements were entered into with each of the Registrant’s other Directors, Richard C. Levy, Jonathan R. Phillips and Edward J. VonderBrink, and each of the Registrant’s other Executive Officers, William A. Geers, Paul W. Bridge, Jr. and Donald E. Vick, Jr..
Signatures
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LanVision Systems, Inc.
Date: June 7, 2006	By:	/s/ Paul W. Bridge, Jr.

Paul W. Bridge, Jr. Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Indemnification agreement between LanVision Systems, Inc. and J. Brian Patsy dated June 6, 2006 (1)
(1)	Identical agreements were entered into with each of the Registrant’s other Directors, Richard C. Levy, Jonathan R. Phillips and Edward J. VonderBrink, and each of the Registrant’s other Executive Officers, William A. Geers, Paul W. Bridge, Jr. and Donald E. Vick, Jr..

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